Exhibit 10.2

Lockheed Martin Corporation

Base Salaries of Named Executive Officers1

Named Executive Officer	Base Salary as of 11-30-06	Adjusted Base Salary as of 12-1-06[2]
Robert J. Stevens Chairman, President and Chief Executive Officer	$1,480,000	$1,520,000

Robert B. Coutts Executive Vice President Electronic Systems	825,000	850,000

Christopher E. Kubasik Executive Vice President and Chief Financial Officer	745,000	775,000

Michael F. Camardo Executive Vice President Information & Technology Services	702,000	702,000	[3]

[1]	Named executive officers are reflected for the fiscal year ended December 31, 2005. G. Thomas Marsh , Executive Vice President, Space Systems, previously was reflected as a named executive officer but retired in 2006 and consequently did not receive an adjustment to base salary.
[2]	Under the Corporation’s Management Incentive Compensation Plan, the base salary in effect during the first full week of December is used to determine annual incentive compensation. This factor was considered in determining the amount of the adjustment.
[3]	Mr. Camardo plans to retire on April 1, 2007 and, consequently, did not receive an increase in base salary relative to the elimination of certain perquisites.